SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 10, 2016

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 15, 2016, CareDx, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) named therein in connection with the sale and issuance (the “Offering”) of approximately $8.0 million worth of units (“Units”), each Unit comprised of: (i) one share of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) five shares of Series A Mandatorily Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred”); and (iii) three warrants, each to purchase one share of Common Stock upon exercise of such Warrants, at a purchase price of $23.94 per Unit (the equivalent of $3.99 per share of Common Stock, assuming conversion of the Series A Preferred). The Units are being offered to the Investors in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Company intends to use the net proceeds from the sale of the Units for working capital and general corporate purposes.

Each share of Series A Preferred is mandatorily convertible into Common Stock upon the Company’s receipt of certain stockholder approvals required pursuant to the rules of the NASDAQ Stock Market (the “Requisite Stockholder Approval”). Subject to obtaining the Requisite Stockholder Approval, each share of Series A Preferred is initially convertible into one share of Common Stock, subject to certain adjustments. The Series A Preferred are not entitled to receive dividends and are not redeemable at the election of the Company. Except as required by the General Corporation Law of Delaware, the Series A Preferred do not have voting rights and will not be included in determining the number of shares voting or entitled to vote on any matter of the Company. The Series A Preferred are subject to and qualified by the terms and conditions of the Certificate of Designation of the Preferences, Rights and Limitations of the Series A Mandatorily Convertible Preferred Stock (the “Certificate of Designation”), a copy of which was filed as Exhibit 3.1 on the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2016 and is incorporated herein by reference.

Each Warrant is exercisable for a period of seven (7) years into one share of Common Stock at an initial exercise price of $4.98 per share, subject to certain adjustments. Pursuant to the terms of the Warrant, the holder of the Warrant cannot exercise the Warrant until the Company has obtained the Requisite Stockholder Approval.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The sale of securities in connection with the Offering will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The recipient of the securities in each of these transactions represented to the Company that they are each (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) To the extent disclosure is required under this Item, Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On June 9, 2016, the compensation committee of the board of directors (the “Board”) approved the issuance of 141,000 restricted stock units under the Company’s 2016 Inducement Equity Incentive Plan (the “Inducement Plan”) to new employees hired in connection with the acquisition of Allenex AB. These restricted stock units have a grant date of June 10, 2016. An aggregate of 131,000 restricted stock units were granted to 55 new employees and 10,000 restricted stock units were granted to Anders Karlsson, the Company’s new Chief International Business Officer. The restricted stock units shall vest in equal yearly installments over four years and are subject to the terms of the Inducement Plan and applicable restricted stock unit agreement.

On April 21, 2016, the Board adopted the Inducement Plan to accommodate equity grants to new employees hired by the Company in connection with the acquisition of Allenex AB. Under the Inducement Plan, the Company may grant stock awards up to a total of 155,500 shares of common stock to new employees of the Company.

Pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules, the Inducement Plan was adopted without stockholder approval, and the terms and conditions of the Inducement Plan are substantially similar to the Company’s 2014 Equity Incentive Plan. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares and performance units, and its terms are substantially similar to the Company’s 2014 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan. In accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, awards under the Inducement Plan could only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company or in connection with a merger or acquisition, to the extent permitted by Rule 5635(c)(3) of the NASDAQ Listing Rules.

Pursuant to 5635(c)(4) of the NASDAQ Listing Rules, on June 15, 2016, the Company issued a press release announcing the grant of the inducement awards described above under the Inducement Plan. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

A copy of the Inducement Plan and the Form of Restricted Stock Unit Agreement under the Inducement Plan were filed on Form S-8 as Exhibit 4.1 on May 23, 2016, and incorporated by reference herein. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated June 15, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: June 15, 2016	By: /s/ Charles Constanti
Charles Constanti
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement.

99.1	Press Release, dated June 15, 2016